Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

SECOND QUARTER RESULTS

Oak Brook, IL – August 6, 2012 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and six months ended June 30, 2012.

FINANCIAL RESULTS

For the quarter ended June 30, 2012, Retail Properties of America reported:

■                 Operating Funds From Operations (Operating FFO) of $51.0 million, or $0.23 per share, compared to $45.0 million, or $0.23 per share for the same period in 2011;

■                 Funds From Operations (FFO) of $70.2 million, or $0.31 per share, compared to $49.0 million, or $0.25 per share for the same period in 2011;

■                 Net income of $17.7 million, or $0.08 per share, compared to a net loss of $13.7 million, or $(0.07) per share, for the same period in 2011.

For the six months ended June 30, 2012, the Company reported:

■                 Operating FFO of $100.1 million, or $0.48 per share, compared to $85.7 million, or $0.45 per share for the same period in 2011;

■                 FFO of $118.6 million, or $0.56 per share, compared to $100.5 million, or $0.52 per share, for the same period in 2011;

■                 Net income of $1.4 million, or $0.01 per share, compared to a net loss of $53.7 million, or $(0.28) per share, for the same period in 2011.

OPERATING RESULTS

For the quarter ended June 30, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

■                 4.1% increase in total same store net operating income (NOI) over the comparable period in 2011;

■                 Total portfolio percent leased, including leases signed but not commenced: 91.6% at June 30, 2012, up 20 basis points from 91.4% at March 31, 2012 and up 160 basis points from 90.0% at June 30, 2011;

■                 Retail portfolio percent leased, including leases signed but not commenced: 91.0% at June 30, 2012, up 40 basis points from 90.6% at March 31, 2012 and up 230 basis points from 88.7% at June 30, 2011;

■                 707,000 square feet of retail leasing transactions, comprised of 148 new and renewal leases; and,

■               Generated positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, with new leases at 7.5% and renewal leases at 4.3%, for a blended spread of 5.0%.

Retail Properties of America, Inc.

T: 855.646.7724
www.rpai.com	2901 Butterfield Road
Oak Brook, IL 60523

Mr. Steven P. Grimes, president and CEO, stated, “During the second quarter, the Company generated significant year-over-year operational improvements with strong leasing activity, increased portfolio occupancy, and robust same store NOI growth.  We are encouraged by our progress, and with our recent equity offering, we believe we are well positioned to capture the embedded growth in our portfolio, despite the economic cross-currents.  We remain focused on increasing long-term shareholder value through active asset management and prudent capital recycling.”

CAPITAL MARKETS AND BALANCE SHEET ACTIVITY

PUBLIC EQUITY OFFERING

On April 11, 2012, Retail Properties of America closed on a public offering of 36.57 million shares of common stock (including the overallotment option), raising $292.6 million in gross proceeds, or $266.5 million in net proceeds. This transaction also resulted in the listing of the Company’s Class A common stock on the NYSE under the symbol “RPAI.” The Company utilized the net proceeds from this transaction to repurchase its partner’s interest in a consolidated joint venture for $55.4 million, to repay a $94.3 million mortgage loan on a pool of six cross-collateralized properties, and to repay $116.8 million of outstanding amounts under its senior unsecured revolving line of credit.

FINANCINGS

During the quarter, Retail Properties of America closed on $134.0 million of mortgage loan financings, secured by three properties. The financing activity during the quarter was completed at a weighted average interest rate of 4.31% and a weighted average term of 8.7 years. The Company also made repayments on mortgages payable of $223.4 million, excluding amortization, and received forgiveness of debt of $23.6 million. The mortgages repaid during the quarter had a weighted average interest rate of 6.39%.

BALANCE SHEET

As of June 30, 2012, the Company had $3.1 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.87% and a weighted average maturity of 5.5 years.

Subsequent to quarter end, the Company entered into an interest rate swap transaction to convert the variable rate portion of $300 million of floating rate debt to a fixed rate of 0.53875% from July 31, 2012 through February 24, 2016, the maturity date of the Company’s unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.50% as of June 30, 2012.

INVESTMENT ACTIVITY

On April 10, 2012, the Company transferred one office property that was subject to a matured mortgage to the lender as a deed in lieu of foreclosure and received debt forgiveness of $23.6 million, resulting in a gain of $6.8 million. The Company has one remaining mortgage payable past maturity and continues to pursue an appropriate resolution.

As previously announced, during the second quarter, the Company, through its wholly-owned subsidiaries, completed a multi-year lease extension with Aon Corporation for approximately 819,000 square feet in Lincolnshire, IL. This transaction represents the successful renewal of the largest tenant in the non-core portfolio and the Company expects to market this asset in the near future.

TERMINATED SERVICE AGREEMENTS

During the second quarter of 2012, the Company provided written notice of termination of the following agreements with The Inland Group and its affiliates: investment advisor services, loan servicing, mortgage financing services, communications services, institutional investor relationships services, insurance and risk management services, property tax services, computer services and personnel services. With the exception of the investment advisor agreement termination, which was effective in the second quarter of 2012, these terminations will be effective during the fourth quarter of 2012.

On August 2, 2012, the Company executed a lease for new office space with an external third-party and will relocate its corporate headquarters by year-end 2012.

DIVIDEND

On June 8, 2012, the Board of Directors of Retail Properties of America declared the second quarter distribution of $0.165625 per share, payable on July 10, 2012 to stockholders of record at the close of business on June 29, 2012.

GUIDANCE

Retail Properties of America is increasing guidance for 2012 Operating FFO per share to a range of $0.83 to $0.87 versus prior guidance of $0.80 to $0.86 and improving its 2012 net loss per share guidance to a range of $(0.15) to $(0.11) versus prior guidance of $(0.23) to $(0.17).

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, August 7, 2012 at 10:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to pay dividends. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 270 operating properties acquired or place in service prior to January 1, 2011, but excluding University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with the lender, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

CONTACT INFORMATION
Angela Aman, Chief Financial Officer	Nikki Saks
Retail Properties of America, Inc.	ICR, LLC
630.586.6533	203.682.8289

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	June 30,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,327,299	$1,334,363
Building and other improvements	5,047,625	5,057,252
Developments in progress	50,391	49,940
	6,425,315	6,441,555
Less accumulated depreciation	(1,274,421)	(1,180,767)
Net investment properties	5,150,894	5,260,788

Cash and cash equivalents	102,346	136,009
Investment in marketable securities, net	20,034	30,385
Investment in unconsolidated joint ventures	56,548	81,168
Accounts and notes receivable (net of allowances of $7,863 and $8,231, respectively)	86,810	94,922
Acquired lease intangibles, net	152,713	174,404
Other assets, net	190,061	164,218
Total assets	$5,759,406	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,747) and $(2,003), respectively)	$2,702,920	$2,926,218
Credit facility	430,000	555,000
Accounts payable and accrued expenses	98,459	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	78,203	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Other liabilities	70,296	66,944
Total liabilities	3,418,078	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 85,088 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	85	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,704,962	4,427,977
Accumulated distributions in excess of earnings	(2,381,858)	(2,312,877)
Accumulated other comprehensive income	16,499	19,730
Total shareholders’ equity	2,339,834	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,341,328	2,136,518
Total liabilities and equity	$5,759,406	$5,941,894

(a)

On March 20, 2012, we effectuated a ten to one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$120,043	$119,853	$240,883	$240,093
Tenant recovery income	25,276	24,727	53,737	52,665
Other property income	2,806	2,781	5,569	5,597
Total revenues	148,125	147,361	300,189	298,355

Expenses:
Property operating expenses	23,594	24,065	48,722	52,508
Real estate taxes	19,341	20,123	39,319	38,979
Depreciation and amortization	58,289	58,742	116,719	117,369
Provision for impairment of investment properties	1,323	-	1,323	-
Loss on lease terminations	1,177	3,355	4,901	6,693
General and administrative expenses	6,543	5,043	11,464	11,370
Total expenses	110,267	111,328	222,448	226,919

Operating income	37,858	36,033	77,741	71,436

Dividend income	615	522	1,480	1,198
Interest income	19	170	40	350
Gain on extinguishment of debt	-	3,715	3,879	14,438
Equity in loss of unconsolidated joint ventures, net	(1,286)	(1,981)	(3,604)	(4,159)
Interest expense	(40,537)	(55,644)	(95,263)	(116,257)
Co-venture obligation expense	(397)	(1,792)	(3,300)	(3,584)
Recognized gain on marketable securities	7,265	277	7,265	277
Other income (expense), net	2,479	171	(1,067)	753
Income (loss) from continuing operations	6,016	(18,529)	(12,829)	(35,548)

Discontinued operations:
Income (loss), net	490	1,709	1,453	(27,408)
Gain on sales of investment properties	6,847	702	7,762	4,161
Income (loss) from discontinued operations	7,337	2,411	9,215	(23,247)
Gain on sales of investment properties	4,323	2,402	5,002	5,062
Net income (loss)	17,676	(13,716)	1,388	(53,733)
Net income attributable to noncontrolling interests	-	(8)	-	(16)
Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388	$(53,749)

Earnings (loss) per common share-basic and diluted (a):
Continuing operations	$0.05	$(0.08)	$(0.04)	$(0.16)
Discontinued operations	0.03	0.01	0.05	(0.12)
Net income (loss) per common share attributable to
Company shareholders	$0.08	$(0.07)	$0.01	$(0.28)

Weighted average number of common shares outstanding - basic and diluted (a)	226,543	192,114	210,331	191,801

(a)	All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Funds From Operations (FFO) and Operating FFO

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012		2011

Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388		$(53,749)
Add:
Depreciation and amortization (a)	62,156	64,389	127,381		129,836
Provision for impairment of investment properties (a)	1,498	1,523	2,553	(b)	34,270
Less:
Gain on sales of investment properties (a)	(11,170)	(3,104)	(12,764)		(9,223)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures (a)	-	(96)	-		(680)
FFO	$70,160	$48,988	$118,558		$100,454

FFO per common share outstanding	$0.31	$0.25	$0.56		$0.52

FFO	$70,160	$48,988	$118,558		$100,454
Add:
Excise tax accrual	-	-	4,594		-
Less:
Mortgage premium write-off	(10,295)	-	(10,295)		-
Recognized gain on marketable securities	(7,265)	(277)	(7,265)		(277)
Gain on extinguishment of debt	-	(3,715)	(3,879)		(14,438)
Other	(1,627)	-	(1,627)		-
Operating FFO	$50,973	$44,996	$100,086		$85,739

Operating FFO per common share outstanding	$0.23	$0.23	$0.48		$0.45

(a)	Includes amounts from discontinued operations.

(b)

Excludes $230, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the six months ended June 30, 2012, exceeded the carrying value of our investment in such joint venture.

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to NOI

(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Same store investment properties (270 properties):
Rental income	$117,116	$115,726	$234,863	$231,025
Tenant recovery income	25,185	23,963	52,899	51,009
Other property income	2,588	2,714	5,272	5,409
Other investment properties:
Rental income	2,395	3,787	4,587	7,620
Tenant recovery income	91	764	838	1,656
Other property income	218	67	297	188
Expenses:
Same store investment properties (270 properties):
Property operating expenses	(22,004)	(22,046)	(45,722)	(47,249)
Real estate taxes	(17,483)	(19,105)	(36,501)	(37,083)
Other investment properties:
Property operating expenses	(680)	(1,010)	(1,174)	(2,469)
Real estate taxes	(1,858)	(1,018)	(2,818)	(1,896)

Net operating income:
Same store investment properties	105,402	101,252	210,811	203,111
Other investment properties	166	2,590	1,730	5,099
Total net operating income	105,568	103,842	212,541	208,210

Other income (expense):
Straight-line rental income, net	228	(132)	623	(203)
Amortization of acquired above & below market lease intangibles, net	376	426	922	795
Amortization of lease inducements	(72)	(15)	(112)	(30)
Straight-line ground rent expense	(910)	(948)	(1,826)	(1,904)
Depreciation and amortization	(58,289)	(58,742)	(116,719)	(117,369)
Provision for impairment of investment properties	(1,323)	-	(1,323)	-
Loss on lease terminations	(1,177)	(3,355)	(4,901)	(6,693)
General and administrative expenses	(6,543)	(5,043)	(11,464)	(11,370)
Dividend income	615	522	1,480	1,198
Interest income	19	170	40	350
Gain on extinguishment of debt	-	3,715	3,879	14,438
Equity in loss of unconsolidated joint ventures, net	(1,286)	(1,981)	(3,604)	(4,159)
Interest expense	(40,537)	(55,644)	(95,263)	(116,257)
Co-venture obligation expense	(397)	(1,792)	(3,300)	(3,584)
Recognized gain on marketable securities	7,265	277	7,265	277
Other income (expense), net	2,479	171	(1,067)	753
Total other expense	(99,552)	(122,371)	(225,370)	(243,758)

Income (loss) from continuing operations	6,016	(18,529)	(12,829)	(35,548)

Discontinued operations:
Income (loss), net	490	1,709	1,453	(27,408)
Gain on sales of investment properties, net	6,847	702	7,762	4,161
Income (loss) from discontinued operations	7,337	2,411	9,215	(23,247)
Gain on sales of investment properties	4,323	2,402	5,002	5,062
Net income (loss)	17,676	(13,716)	1,388	(53,733)
Net income attributable to noncontrolling interests	-	(8)	-	(16)
Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388	$(53,749)

Retail Properties of America, Inc.

FFO and Operating FFO Guidance

	Per Share Guidance Range
	Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.15)	$(0.11)
Add:
Depreciation and amortization (a)	1.19	1.19
Provision for impairment of investment properties (a)	0.01	0.01
Less:
Gain on sales of investment properties (a)	(0.13)	(0.13)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures (a)	-	-
FFO	$0.92	$0.96

Add:
Excise tax accrual	0.02	0.02
Less:
Mortgage premium write-off	(0.05)	(0.05)
Recognized gain on marketable securities	(0.03)	(0.03)
Gain on extinguishment of debt	(0.02)	(0.02)
Other	(0.01)	(0.01)
Operating FFO	$0.83	$0.87

(a)   Includes amounts from discontinued operations.